Exhibit 99.1

THE TECH GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

June 26, 2004

THE TECH GROUP, INC. AND SUBSIDIARIES

Table of Contents

Report of Independent Auditors’	3

Audited Consolidated Financial Statements

Consolidated Balance Sheet	4

Consolidated Statement of Operations	5

Consolidated Statement of Shareholders’ Equity	6

Consolidated Statement of Cash Flows	7 – 8

Notes to Consolidated Financial Statements	9 – 21

Independent Auditors’ Report

Board of Directors

The Tech Group, Inc.

Scottsdale, Arizona

We have audited the accompanying consolidated balance sheet of The Tech Group, Inc. and Subsidiaries (as defined in Note 1) as of June 26, 2004, and the related consolidated statements of operations, shareholders’ equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of The Tech Group, Inc. and Subsidiaries as of June 26, 2004, and the consolidated results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Henry and Horne, LLP

Tempe, Arizona

August 6, 2004

THE TECH GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

JUNE 26, 2004

(IN THOUSANDS, EXCEPT SHARE DATA)

Assets
Current assets:
Cash and cash equivalents	$5,113
Accounts receivable, less allowance for doubtful accounts of approximately $470	15,713
Inventories, net	4,995
Deferred income taxes	35
Prepaid expenses and other	6,487
Total current assets	32,343

Investment in unconsolidated subsidiary	237
Property, plant and equipment, net	40,257
Goodwill, less accumulated amortization of approximately $35	8,003
Other assets	281
Total assets	$81,121

Liabilities and shareholders’ equity
Current liabilities:
Current portion of notes payable and long-term debt	$5,277
Current portion of capital lease obligations	415
Accounts payable	11,367
Accrued expenses	8,357
Total current liabilities	25,416

Long-term debt, less current portion	14,759
Capital lease obligations, less current portion	820
Deferred compensation	375
Deferred income taxes	129
Other long-term liabilities	7
Minority interest	1,098

Total liabilities	42,604

Shareholders’ equity:
Common Stock A, no par value per share, 4,000,000 shares authorized, 880,000 shares outstanding	186
Retained earnings	37,003
Accumulated other comprehensive income	1,328
Total shareholders’ equity	38,517
Total liabilities and shareholders’ equity	$81,121

See accompanying notes.

THE TECH GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS

YEAR ENDED JUNE 26, 2004

(IN THOUSANDS)

Net sales	$100,220
Cost of goods sold	(90,614)

Gross profit	9,606

Operating expenses:
Selling, general and administrative	(11,012)
Operating loss	(1,406)

Other income (expense):
Interest	(65)
Income from unconsolidated subsidiary	37
Other	1,161
Other income, net	1,133

Loss before income taxes and minority interest	(273)
Income taxes	(338)

Loss before minority interest	(611)
Minority interest	(359)

Net loss	$(970)

See accompanying notes.

THE TECH GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF SHAREHOLDERS’ EQUITY

June 26, 2004

(In Thousands)

	Common Stock A
	Shares	Amount	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total
Balance June 28, 2003	880	$186	$37,973	$954	$39,113

Foreign currency translation	—	—	—	374	374
Net Loss	—	—	(970)	—	(970)

Balance June 26, 2004	880	$186	$37,003	$1,328	$38,517

See accompanying notes.

THE TECH GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

YEAR ENDED JUNE 26, 2004

(In Thousands)

Operating activities
Net loss	$(970)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	7,691
Provision for doubtful accounts	(33)
Provision for inventory allowances	(64)
Loss on disposal of property, plant and equipment	639
Minority interest in net income of consolidated subsidiary	359
Income from unconsolidated subsidiary	(37)
Deferred income taxes	(62)
Deferred compensation	(946)
Changes in operating assets and liabilities
Accounts receivable	(4,735)
Inventories	(1,068)
Prepaid expenses and other	(2,815)
Accounts payable	3,151
Accrued expenses	541
Net cash provided by operating activities	1,651

Investing activities
Purchases of property, plant and equipment	(7,103)
Proceeds from sale of property, plant and equipment	1,913
Acquisition of business, net of cash received	(17,000)
Net cash used by investing activities	(22,190)

Financing activities
Payments on notes payable, long-term debt, and capital lease obligations	(1,549)
Proceeds from note payable and long-term debt	15,783
Net cash provided by financing activities	14,234

Effect of exchange rate changes on cash and cash equivalents	374
Net decrease in cash and cash equivalents	(5,931)
Cash and cash equivalents, beginning of year	11,044
Cash and cash equivalents, end of year	$5,113

See accompanying notes.

THE TECH GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS (Continued)

YEAR ENDED JUNE 26, 2004

(In Thousands)

Supplemental disclosures of cash flow information
Cash paid during the year for:
Interest	$500

Supplemental disclosures of noncash investing and financing activities:
Noncash aspects of company acquisitions:
Fair value of assets acquired other than cash	$10,090
Liabilities assumed	$800
Goodwill recorded in connection with acquisitions	$7,710

See accompanying notes.

THE TECH GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 26, 2004

Note 1	Summary of Significant Accounting Policies

Organization and Description of Business

The Tech Group, Inc. and Subsidiaries’ (Company) primary business is the manufacturing and sale of plastic injection molded parts. The Company has manufacturing facilities in the United States, which include operations in Arizona and Michigan. The Company also has operations internationally in Puerto Rico, Ireland, and Mexico.

Principles of Consolidation

The financial statements have been prepared pursuant to the requirements of a purchase and sale agreement between West Pharmaceutical Services, Inc. (West) and The Tech Group, Inc. and Subsidiaries. On May 20, 2005, West acquired The Tech Group, Inc. and Subsidiaries excluding the investment in The Tech Group Asia, Ltd.

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The financial statements represent a carve-out of the acquired company from other interests of the seller.

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries in the United States, Puerto Rico, and Mexico and its majority owned subsidiary in Ireland (80%).

All significant intercompany accounts and transactions have been eliminated in consolidation.

Definition of Fiscal Year

The Company’s fiscal year ends on the last Saturday in June. The result is a 52week fiscal year ended June 26, 2004.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

THE TECH GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 26, 2004

Note 1	Summary of Significant Accounting Policies (Continued)

Revenue Recognition

The Company recognizes revenue from plastic injection molding products and mold manufacturing contracts. Revenue from molding products is recognized at the time of shipment. The Company records a monthly allowance for sales returns based on past experience.

Revenue from firm-fixed-price tooling construction contracts is recognized using the percentage of completion method. Under this method, revenues recognized on firm-fixed-price contracts are measured by the percentage of costs incurred to date to total estimated costs for each contract. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined.

Contract costs include all direct material and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools, repairs, and depreciation. Changes in job performance, job conditions, and estimated profitability, including those arising from contract penalty provisions, and final contract settlements may result in revisions in costs and income and are recognized in the period in which the revisions are determined.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash and highly liquid investments purchased with remaining maturities at date of acquisition of three months or less.

Accounts Receivable

Trade accounts receivable are carried at the outstanding balances less the allowance for doubtful accounts and other customer allowances. The Company evaluates the collectibility of its accounts receivable based on a combination of factors. In circumstances where it is aware of a specific customer’s inability to meet its financial obligations, it records a specific reserve to reduce the amounts recorded to what it believes will be collected. For all customers, it recognizes reserves for bad debts based on historical experience of bad debts as a percent of accounts receivable, adjusted for relative improvements or deteriorations in the agings and changes in current economic conditions. Accounts are charged off against the allowance when they are deemed to be uncollectible. Accounts receivable past due over 90 days as of June 26, 2004 totaled approximately $821,000.

THE TECH GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 26, 2004

Note 1	Summary of Significant Accounting Policies (Continued)

Inventories

Inventories are stated at the lower of cost or market. Cost is determined on a last-in, first-out (LIFO) basis on certain raw materials. For all other raw materials, finished goods and work in process, cost is determined on a first-in, first-out basis (FIFO).

Investments in Unconsolidated Subsidiary

The investment in unconsolidated subsidiary is accounted for using the equity method. The equity method reflects the Company’s investment adjusted for its proportionate share of reported earnings or losses and dividends received.

Property, Plant and Equipment

Purchased property, plant and equipment are stated at cost. Depreciation is provided using straight-line and accelerated methods over the estimated useful lives of the assets.

Property, plant and equipment leased under capital leases is stated at fair market value at the date placed in service. Amortization is provided on the straight-line method over the term of the lease or the estimated useful life, whichever is shorter.

Depreciation expense for the year ended June 26, 2004 was approximately $7,691,000.

Goodwill

In accordance with Statement of Financial Accounting Standards (SFAS) No. 142, Goodwill and Other Intangible Assets, goodwill is not being amortized and will be evaluated annually for impairment. Any impairment loss recognized in future periods could have a significant impact on the financial statements.

Impairment of Long-Lived Assets

In accordance with Statement of Financial Accounting Standards (SFAS) No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of, the Company records impairment losses on longlived assets used in operations when events and circumstances indicate that the assets might be impaired and undiscounted cash flows estimated to be generated by those assets are less than the carrying amounts of those assets. This methodology includes intangible assets acquired prior to July 1, 2001. Goodwill relating to specific intangible assets is included in the related impairment measurements to the extent it is identified with such assets.

THE TECH GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 26, 2004

Note 1	Summary of Significant Accounting Policies (Continued)

Income Taxes

During the year ending June 26, 2004, the parent company (The Tech Group, Inc.) elected to be treated as a small business corporation under subchapter S of the Internal Revenue Code and, accordingly income from domestic operations will then be allocated to the shareholders and any income tax will be the responsibility of the shareholders.

The Company’s wholly owned subsidiary (MFG) Tech Group Puerto Rico, Inc. has been granted tax exempt status in the Commonwealth of Puerto Rico, which provides a 90 percent exemption on income and property taxes and a 60 percent exemption on municipal taxes on its operations. (MFG) Tech Group Puerto Rico, Inc. has elected to be covered under Section 936 of the U.S. Internal Revenue Code, which exempts its qualified Puerto Rican source income from taxation and the U.S. Dividends paid by (MFG) Tech Group Puerto Rico, Inc. to the parent are subject to a 10 percent tax paid to the Puerto Rico taxing authority.

The Company’s subsidiaries in Mexico and Europe are taxed at the normal statutory rates within each subsidiaries’ local tax jurisdiction.

Fair Value of Financial Instruments

All financial instruments classified as current are recorded at cost, which approximates fair value due to the short maturity of these instruments. The carrying amount of the Company’s long-term debt as of June 26, 2004 approximates its fair value.

Advertising Costs

The Company expenses advertising costs as incurred. For the year ended June 26, 2004, advertising expense was approximately $184,000.

Shipping Costs

Substantially all costs of shipping products to customers are included in costs of sales.

Comprehensive Income

The Company follows Statement of Financial Accounting Standard (SFAS) No. 130, Reporting Comprehensive Income for calculating income and items of other comprehensive income that are presented in the statement of shareholders’ equity.

THE TECH GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 26, 2004

Note 1	Summary of Significant Accounting Policies (Continued)

Foreign Currency Translation

The financial statements of foreign subsidiaries denominated in the foreign currency are translated into U.S. dollars in accordance with Statement of Financial Accounting Standards (SFAS) No. 52. Under this statement, balance sheet accounts are translated at the current exchange rate and income statement items are translated at the average exchange rate for the year. Resulting translation adjustments are made directly to a separate component of shareholders’ equity.

Note 2	Acquisitions

On July 31, 2003, the Company entered into an asset purchase agreement with Pall Corporation to purchase all of the assets associated with Pall’s injection molding operation in Covina, California. The purchase was accounted for under the purchase method. Under the terms of the agreement, the Company paid $2,000,000 in cash to Pall for these assets. The assets were recorded based on their fair values at the date of acquisition. The purchase price was allocated $68,000 for inventory, $1,038,000 for property and equipment, $100,000 for other assets and $794,000 for goodwill.

On May 24, 2004, the Company entered into an asset purchase agreement with Tech Mold, Inc. to purchase all of the assets associated with Tech Mold’s injection molding business. The purchase was accounted for under the purchase method. Under the terms of the agreement, the Company paid $15,000,000 in cash to Tech Mold for these assets. The assets and liabilities assumed were recorded based on their fair values at the date of acquisition. The purchase price was allocated $866,000 for accounts receivable, $498,000 for inventory, $7,500,000 for property and equipment, $20,000 for prepaid expenses, $800,000 for liabilities assumed and $6,916,000 for goodwill.

On May 26, 2004, the Company entered into an asset purchase agreement with S&W Plastics, LLC to purchase all of the assets associated with S&W’s injection molding business with Medtronic, Inc. Under the terms of the agreement, the assets will be transferred from S&W to the Company during the period between the date of the agreement and a yet to be finalized completion date (estimated to be October 31, 2004). The approximate purchase price will be $2,700,000. The assets will be recorded based on their fair values at the date of acquisition. The purchase price is expected to be allocated $1,500,000 for property and equipment and $1,200,000 to a non-competition clause that is part of the asset purchase agreement.

THE TECH GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 26, 2004

Note 3	Swap Agreement

At June 28, 2003, the Company had an interest rate swap agreement with a notional amount of $20 million that it used to convert the variable interest rate of its commercial paper borrowings to intermediate-term fixed interest rates. The swap agreement was entered into to reduce the risk to the Company of rising interest rates. In accordance with terms of the swap agreement, the Company paid 5.645 percent interest and received LIBOR, calculated on the notional amount. Net receipts or payments under the agreement were recognized as an adjustment to interest expense. The swap agreement expired and was paid in full in July 2003.

Note 4	Inventories

Inventories consist of the following (in thousands):

Raw materials	$3,113
Work in process	60
Finished goods	1,841
5,014
Less allowance	(19)

$4,995

Note 5	Investment in Unconsolidated Subsidiary

Tech Group Ireland has a 16.25 percent equity interest in the shared capital of Bardray Limited. A provision for impairment has been made against the cost of the investment bringing the current carrying value of the investment to $236,770. Bardray offers comprehensive plastic molding and subcontract services. Tech Group Ireland accounts for the investment under the equity method.

THE TECH GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 26, 2004

Note 5	Investment in Unconsolidated Subsidiary (Continued)

A summary of the unaudited fiscal year 2004 financial information for the Company’s equity investment in Bardray Limited as of and for the twelve months ended June 26, 2004 is as follows:

Assets	$3,894
Liabilities	3,092
Equity	802

Sales	6,123
Net income (loss)	230
Income (loss) from unconsolidated subsidiaries	37

Note 6	Property, Plant and Equipment

Property, plant and equipment consist of the following (in thousands):

Land, buildings and improvements	$14,948
Machinery, equipment and furniture	62,006
Equipment under capital lease	2,215
Construction in progress	5,435
84,604
Less accumulated depreciation and amortization	(44,347)

$40,257

Property, plant and equipment are depreciated over useful lives as follows: buildings - 39 years; leasehold improvements - 2 to 16 years; machinery, equipment and furniture - 5 to 7 years; equipment under capital lease - 5 years. Accumulated amortization and amortization expense related to equipment under capital lease was approximately $513,968 and $110,764, respectively at June 26, 2004.

THE TECH GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 26, 2004

Note 7	Notes Payable and Long-Term Debt

Notes payable and long-term debt consist of the following (in thousands):

Notes payable, bank with interest rates ranging from 4 percent per annum to bank prime rate plus .5 percent, secured by corporate guarantee from the holding company of Tech Group Asia and by way of first fixed and floating charges on all present and future assets of the Company. The note is broken into multiple term loans and are to be paid over 60 to 120 monthly installments from April 1997 to September 2008.

$ 53

Term loan under line of credit agreement, with interest at the prime rate or eurodollar rate plus an applicable rate based on the Company’s consolidated leverage ratio, secured by substantially all assets of the Company. The term loan is payable in installments of $200,000 per month plus interest starting in May 2005 and maturing in May 2010.	12,000

Term loan up to $3,400,000 Euros, with interest at 1% plus the cost to the bank of funds on the Euro inter-bank market plus reserve asset cost, if applicable, secured by an assignment of The Tech Group Ireland’s interest in a lease between Friends First Life Assurance Company and a guarantee from The Tech Group, Inc (parent). The term loan is to be repaid in full by July 2004.	2,065

Note payable under line of credit agreement converted into a permanent mortgage loan, with interest at 2.25 percent over the 30 day LIBOR (approximately 1.33 and 1.10 percent at June 26, 2004 and June 28, 2003, respectively), secured by real estate in Puerto Rico. The mortgage loan is payable in 119 monthly installments of $33,000 plus interest starting in May 1997 and one final payment of $37,300 in April 2007.	1,136

Notes payable to a related party charitable trust, with interest at 10 percent per annum, secured by a security interest in the Company common stock. Quarterly installments of approximately $80,000, including interest due through December 2010.	1,104

THE TECH GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 26, 2004

Note 7	Notes Payable and Long-Term Debt (Continued)

Bonds payable, with fixed interest of 5.86 percent secured by various assets of the Company. The loan is payable in 84 monthly installments of $43,600 starting in August 2001 with a final payment in July 2008. The loan is guaranteed by The Tech Group, Inc.	1,899

Unsecured note payable, related party, with interest at the prime rate (approximately 4.00 at June 26, 2004 and June 28, 2003). This note is a demand note with all principal due on June 30, 2010.	60

Unsecured notes payable, related party, with simple interest accrued on a monthly basis at the 90 day LIBOR rate. The notes are demand notes with all principal due on January 1, 2006.	1,640

Other	79
20,036
Less current portion of notes payable and long-term debt	(5,277)
$14,759

At June 26, 2004, the approximate aggregate maturities of notes payable and long-term debt for the succeeding five years are as follows (in thousands):

For the Years Ending June 30
2005	$5,277
2006	3,488
2007	3,396
2008	3,022
2009	2,792
Thereafter	2,061
$20,036

Interest expense includes approximately $181,000 paid to shareholders and officers in 2004.

At June 26, 2004, (MFG) Tech Group Puerto Rico, Inc., a wholly owned subsidiary of the Company, had a $500,000 unsecured line of credit agreement with a financial institution. Advances under this line of credit bear interest at 1 percent over LIBOR or prime rate. There is no outstanding balance under this line of credit at June 26, 2004.

THE TECH GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 26, 2004

Note 7	Notes Payable and Long-Term Debt (Continued)

The Company has a $4,000,000 revolving line of credit with a bank, maturing November 30, 2004. Advances under this revolving line of credit bear interest at prime plus an applicable rate based on the Company’s consolidated leverage ratio. There is no outstanding balance under this line of credit at June 26, 2004.

Note 8	Leasing Activities

Various building leases are with related parties. The related parties are primarily partnerships whose partners include officers and shareholders of the Company.

The following is a schedule by years of the future minimum lease payments under non-cancelable leases as of June 26, 2004 (in thousands):

	Capital Leases	Operating Leases
2005	$483	$3,523
2006	400	3,309
2007	275	1,958
2008	280	1,216
2009	—	906
Thereafter	—	2,225
Total minimum lease payments	1,438	$13,137
Less amount representing interest	(203)
Present value of minimum lease payments on capital leases	1,235
Less current portion	(415)
	$820

Total rent expense under operating leases for the year ended June 26, 2004 was approximately $3,480,000, including approximately $323,000 paid to related parties. See Note 6 regarding equipment under capital lease.

Note 9	Income Taxes

The income tax (expense) benefit for continuing operations consists of the following (in thousands):

Current	($ 279)
Deferred	—
Foreign	(59)
($338)

THE TECH GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 26, 2004

Note 9	Income Taxes (Continued)

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

The components of the net deferred tax assets and liabilities recognized in the accompanying consolidated balance sheets are as follows (in thousands):

	US	Mexico	Puerto Rico	Europe	Totals
Current deferred tax assets:
Allowances and other accrued expenses	$—	$—	$35	$—	$35
	—	—	35	—	35
Valuation allowance	—	—	—	—	—
Net current deferred tax assets	$—	$—	$35	$—	$35

	US	Mexico	Puerto Rico	Europe	Totals
Noncurrent deferred tax assets (liabilities):
Difference between book and tax depreciation	$—	$1,317	($129)	$—	$1,188
Net operating loss carryforwards	—	44	—	—	44
Other	—	(418)	—	—	(418)
	—	943	(129)	—	814
Valuation allowance	—	(943)	—	—	(943)
Net noncurrent deferred tax assets (liabilities)	$—	$—	($129)	$—	($ 129)

SFAS 109 requires a valuation allowance to reduce the deferred tax assets if, based on the weight of the evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. After considering all the evidence, both positive and negative, management has determined that a $943,000 valuation allowance at June 26, 2004, is necessary to reduce the deferred tax assets to the amount that will more likely than not be realized. The change in the valuation allowance for the current year is $4,380,000.

The Company’s effective income tax rate for continuing operations for the years ended June 26, 2004 was different than the “expected” combined federal and state tax rate of 38.5 percent as a result of the parent company (The Tech Group, Inc.) electing to be treated as a small business corporation under subchapter S of the Internal Revenue Code during the year ended June 26, 2004, Internal Revenue Code Section 936 election for Tech Group Puerto Rico, Inc., the benefit of favorable Irish manufacturers tax rate at Tech Group Ireland, Inc., and utilization of net operating loss carryforwards for Tech Group Mexico, Inc.

THE TECH GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 26, 2004

Note 10	Retirement Plan

The Company has a 401(k) Profit Sharing Plan which covers all domestic employees who meet certain eligibility requirements. Matching contributions are made at the discretion of the Board of Directors and are subject to limitations provided in the Plan. The employer matching contribution for the year ended June 26, 2004 was approximately $441,000.

On July 1, 1993, (MFG) Tech Group Puerto Rico, Inc. commenced a contributory pension plan for all its eligible employees (21 years of age or older and one year of service). Under the plan, employees may contribute the lesser of 10 percent of their annual compensation or $8,000. The Company’s funding policy is determined on an annual basis. As of June 26, 2004, pension cost amounted to approximately $81,000.

In March 2001, Tech Group Ireland established a defined contribution pension plan which covers all Ireland employees who meet certain eligibility requirements. Matching contributions are made at the discretion of the Tech Group Ireland management and are subject to limitations provided in the Plan. The employer matching contribution for the year ended June 26, 2004 was approximately $159,000.

Note 11	Deferred Compensation

The Company has established a deferred compensation plan that covers certain officers and directors of the Company. The plan allows for a deferral portion of the officer’s compensation, until retirement, up to $200,000 annually. Interest is accrued on the deferred compensation at a formula rate, which for the year ended June 26, 2004 was accrued at 5.83%.

Note 12	Concentrations

Financial instruments that subject the Company to potential concentrations of credit risk consist principally of accounts receivable, cash deposits in foreign financial institutions and deposits in excess of FDIC limits maintained in domestic financial institutions. The Company has concentrated its credit risk for cash by maintaining deposits in banks located within the same geographic region. The maximum loss that would have resulted from bank balances in excess of the FDIC limits maintained in domestic financial institutions is approximately $3,955,000 as of June 26, 2004. At various times during the year, the Company’s cash in bank balances exceeded the federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash balances.

THE TECH GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 26, 2004

Note 12	Concentrations (Continued)

The Company’s sales are primarily to large corporations in the United States, Puerto Rico, Ireland, Mexico, Singapore, and China in the health, consumer products and high tech industries. Revenue from one customer represents approximately 21% of the Company’s sales for the year ending June 26, 2004. At June 26, 2004, the accounts receivable balance from this customer was approximately $2,854,000. The Company performs ongoing credit evaluations of its customers’ financial condition and, generally, requires no collateral for its accounts receivable.

Note 13	Commitments and Contingencies

The Company is a party to legal proceedings which arise out of the ordinary course of business. Based upon the advice from outside legal counsel, management is of the opinion that these matters will have no material effect on the Company’s consolidated financial position, results of operations or cash flows.